EX-99.906CERT

certification of president and Treasurer pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the sarbanes oxley act of 2002

Todd E. Heim, President, and Jennifer L. Leamer, Treasurer of Ultimus Managers Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2022 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

PRINCIPLE EXECUTIVE OFFICER                                PRINCIPLE FINANCIAL OFFICER

Ultimus Managers Trust                                                     Ultimus Managers Trust

/s/ Todd E. Heim /s/ Jennifer L. Leamer

Todd E. Heim, Principle Executive Officer                           Jennifer L. Leamer, Treasurer and Principle

Financial Officer

Date: 12/6/2022                                                                Date: 12/6/2022

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Ultimus Managers Trust and will be retained by Ultimus Managers Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.